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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-182824

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share	7,500,000	$45.22(2)	$230,509,176(2)	$26,416.35(2)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of HCP, Inc.'s outstanding shares of common stock.

(2)
Estimated solely for the purpose of computing the registration fee with respect to 5,097,505 shares of common stock pursuant to Rule 457(c) of the Securities Act, based on the average of the high and the low price of HCP, Inc.'s common stock as reported by the New York Stock Exchange on July 23, 2012. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement also includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with such unsold securities.

          Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 2,402,495 unsold shares of common stock that were initially registered under our registration statement on Form S-3, Registration No. 333-110939 (the "Initial Registration Statement"), and subsequently transferred to our registration statements on Form S-3, Registration No. 333-137225 (the "First Subsequent Registration Statement") and Registration No. 333-161721 (the "Second Subsequent Registration Statement" and together with the Initial Registration Statement and First Subsequent Registration Statement, the "Prior Registration Statements"). In connection with the registration of the unsold shares of common stock on the Prior Registration Statements, we paid a registration fee of $4,531.59, which will continue to be applied to such unsold securities.

PROSPECTUS SUPPLEMENT
(To prospectus dated July 24, 2012)

7,500,000 Shares

HCP, Inc.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Common Stock

          On November 9, 2000, we adopted a dividend reinvestment and stock purchase plan to provide both existing stockholders and interested new investors a convenient and cost effective method to purchase shares of our common stock. In April 2002, October 2003 and July 2012, our board of directors authorized increases to the common stock issuable under the plan. Under the plan, existing stockholders may purchase shares of common stock by reinvesting all or a portion of the cash dividends from their shares of common stock or by making optional cash payments to purchase additional shares of common stock. New investors may also purchase common stock under the plan with an initial investment of at least $750. Existing stockholders and new investors may begin participating in the plan by completing a plan enrollment form and returning it to the agent administering the plan. All references in this prospectus supplement to the "agent" mean Wells Fargo Shareowner Services. Our common stock is traded on the New York Stock Exchange under the symbol "HCP." On July 23, 2012, the last reported sales price of our common stock on the New York Stock Exchange was $45.50 per share.

          Some of the significant features of the plan are as follows:

  •
  If you are an existing stockholder, you may purchase additional shares of common stock by automatically reinvesting all or any part of the cash dividends paid on your shares of common stock. There is no minimum or maximum limitation on the amount of dividends you may reinvest in the plan.

  •
  Subject to certain restrictions, if you are an existing stockholder, you may purchase additional shares of common stock by making optional cash purchases of between $100 and $10,000 in any calendar month. Optional cash purchases of our common stock in excess of this maximum may only be made with our prior consent.

  •
  Subject to certain restrictions, if you are not an existing stockholder, you may make an initial cash purchase of common stock of at least $750 with a maximum of $10,000. Initial optional cash purchases of our common stock in excess of this maximum may only be made with our prior consent.

  •
  We may sell newly issued shares directly to the agent or instruct the agent to purchase shares in the open market or privately negotiated transactions, or elect a combination of these alternatives.

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  You can purchase shares of our common stock without brokerage fees, commissions or charges. We will bear the expenses for open market purchases.

  •
  The purchase price for newly issued shares of common stock purchased directly from us will be the market price less a discount ranging from 0% to 5%, determined from time to time by us in accordance with the plan. As of the date of this prospectus supplement, the discount is 1%. We may adjust the discount at our discretion at any time. This discount applies to either optional cash purchases or reinvested dividends. However, no discount will be available for common stock purchased in the open market or in privately negotiated transactions.

          Participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not choose to participate in the plan you will continue to receive cash dividends, as declared, in the usual manner.

          Investing in our common stock involves risks. See "Risk Factors" on page S-5 of this prospectus supplement and page 2 of the accompanying Prospectus and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference in this prospectus supplement or the accompanying Prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 24, 2012

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying Prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying Prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Prospectus Supplement

Prospectus

S-i

About this Prospectus Supplement

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying Prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying Prospectus. If the description of the offering varies between this prospectus supplement and the accompanying Prospectus, you should rely on the information in this prospectus supplement. The accompanying Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, warrants or other rights, stock purchase contracts, units, common stock, preferred stock or depositary shares, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying Prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" on page ii of the accompanying Prospectus.

        All references in this prospectus supplement to "HCP," the "Company," "we," "us" or "our" mean HCP, Inc. and its consolidated subsidiaries, except where it is clear from the context that the term means only the issuer, HCP. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States, or U.S., dollars.

Summary

        The information included below, including the description of our dividend reinvestment and stock purchase plan, is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying Prospectus.

        You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying Prospectus and the information incorporated by reference into those documents, including the "Risk Factors" sections beginning on page S-5 of this prospectus supplement and page 2 of the accompanying Prospectus and in our most recent Annual Report on Form 10-K. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Our Company

        We invest primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation and were organized to qualify as a self-administered real estate investment trust, or REIT, in 1985. We are headquartered in Long Beach, California, with offices in Nashville, Tennessee and San Francisco, California. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. Our portfolio is comprised of investments in the following five healthcare segments: (i) senior housing, (ii) post-acute/skilled nursing, (iii) life science, (iv) medical office and (v) hospital. We make investments within our healthcare segments using the following five investment products: (i) properties under lease, (ii) debt investments, (iii) developments and redevelopments, (iv) investment management and (v) RIDEA, which represents investments in senior housing operations utilizing the structure permitted by the Housing and Economic Recovery Act of 2008.

        The delivery of healthcare services requires real estate and, as a result, tenants and operators depend on real estate, in part, to maintain and grow their businesses. We believe that the healthcare real estate market provides investment opportunities due to the following:

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  compelling demographics driving the demand for healthcare services;

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  specialized nature of healthcare real estate investing; and

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  ongoing consolidation of the fragmented healthcare real estate sector.

        Our executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100.

Healthcare Industry

        Healthcare is the single largest industry in the U.S. based on Gross Domestic Product ("GDP"). According to the National Health Expenditures report by the Centers for Medicare and Medicaid Services ("CMS"): (i) national health expenditures are projected to grow 4.3% in 2012; (ii) the average compounded annual growth rate for national health expenditures, over the projection period of 2010 through 2020, is anticipated to be 5.8%; and (iii) the healthcare industry is projected to represent 17.6% of U.S. GDP in 2012.

        Senior citizens are the largest consumers of healthcare services. According to CMS, on a per capita basis, the 75-year and older segment of the population spends 76% more on healthcare than the 65 to 74-year-old segment and over 200% more than the population average.

The Plan

        The following summary of our dividend reinvestment and stock purchase plan is qualified by reference to the full text of the plan which appears in this prospectus supplement.

Purpose of the Plan

        The purpose of this plan is to provide our existing stockholders and new investors with a convenient and economical method of purchasing shares of common stock and/or investing all or a portion of their cash dividends in additional shares of common stock.

        The plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of common stock.

Source of Purchase of Shares

        Shares of common stock purchased through the plan with dividend reinvestments or optional cash purchases of $10,000 or less will be either newly issued shares or shares acquired by the agent on the open market or in privately negotiated transactions. Shares of common stock purchased through the plan with pre-approved optional cash purchases in excess of $10,000 will be newly issued shares.

Investment Options

        You may choose from the following options:

        Full Dividend Reinvestment.    The agent will apply all cash dividends paid on all shares of common stock registered in your name and all shares held for you under the plan, together with optional cash purchases, if any, to the purchase of additional shares of our common stock.

        Partial Dividend Reinvestment.    The agent will apply the cash dividends paid on the percentage of shares of common stock registered in your name specified by you to the purchase of additional shares of our common stock. The agent will pay the dividends paid on the remaining shares of common stock to you in cash.

        All Dividends Paid in Cash.    You will continue to receive cash dividends paid on shares of common stock registered in your name in the usual manner. You may make optional cash purchases to invest in additional shares of our common stock, subject to monthly minimums and maximums.

        You may change your investment options at any time by contacting the agent as indicated in Question 9 under "The Plan" or by requesting a new enrollment form from the agent, completing it, and returning it to the agent. Dividends paid on all common shares acquired under and held in the plan will be automatically reinvested in additional shares of our common stock, unless otherwise requested.

Withdrawal

        You may withdraw from the plan with respect to all or a portion of the shares held in your plan account at any time by notifying the agent in writing as indicated in Question 27 under "The Plan".

Optional Cash Purchases

        If you are an existing stockholder, optional cash purchases are subject to a minimum of $100 and a maximum of $10,000 per month. If you are a new investor, initial optional cash purchases are subject to a minimum of $750 and a maximum of $10,000. Optional cash purchases in excess of $10,000 may be made only with our prior approval.

Discounts

        The purchase price for newly issued shares of common stock purchased directly from us either through dividend reinvestment or optional cash purchases may be issued at a discount from the market price. We will periodically establish a discount of between 0% and 5% from the market price. As of the date of this prospectus supplement, the discount is 1%. We may adjust the discount at our discretion at any time.

Investment Date

        With respect to dividend reinvestment.    The investment date will be the dividend payment date or such other date following the dividend payment date on which the agent can, as promptly as practicable, purchase the shares with the cash dividends.

        With respect to optional cash purchases.    The investment date is generally on or about the 20th day of each month or, in the case of open market purchases or privately negotiated transactions, one or more days during the ten business day period beginning on the 20th day of each month, as market conditions permit.

Purchase Price

        Reinvested Dividends.    In the case of shares purchased directly from us, the purchase price will be equal to the average of the high and low NYSE Composite prices on the applicable date, less any discount.

        In the case of shares purchased in the open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent for the plan with reinvested dividends on the applicable date.

        Optional Cash Purchases Under $10,000.    In the case of shares purchased directly from us, the purchase price will be equal to the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less any discount.

        In the case of shares purchased in the open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent on the applicable date.

        Optional Cash Purchases Over $10,000.    Shares will be purchased directly from us at a price equal to the greater of (i) the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less any discount and (ii) the average of the high and low NYSE Composite prices on the investment date, less any discount.

        In no event will the price paid, less brokerage commissions, service fees and any other costs of purchase paid by us, be less than 95% of the average of the high and low NYSE Composite prices for our shares on the date they are credited to your account under the plan.

Expenses

        We will pay all day-to-day costs of the administration of the plan. You will only be responsible for a transaction fee and your pro rata share of trading fees and any brokerage commissions associated with your sales of shares of common stock attributable to you under the plan. We will pay for all fees and commissions associated with your purchases under the plan.

No Interest Pending Investment

        No interest will be paid on cash dividends or optional cash purchases pending investment or reinvestment under the terms of the plan.

Risk Factors

        You should carefully consider any specific risks set forth below, the risks set forth on page 2 of the accompanying Prospectus and the risks set forth under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, incorporated by reference into this prospectus supplement and the accompanying Prospectus, as updated by our subsequent filings under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus supplement and the accompanying Prospectus before you decide to purchase shares of our common stock.

Risks Related to This Offering

The market price and trading volume of our common stock may be volatile.

        The market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at a gain. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

  •
  actual or anticipated variations in our quarterly operating results or distributions;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we may incur in the future;

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  issuance of additional equity securities;

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  actions by institutional stockholders;

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  speculation in the press or investment community; and

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  general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

        In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

The actual price paid for shares acquired under the plan may be higher than the purchase price determined under the plan.

        Your taxable income attributable to discounts received on shares of our common stock purchased under the plan will be based on the value of our common stock as of the investment date, which value may differ from the purchase price determined under the plan and may differ from the value of our stock on the dividend payment date or the date you elect to make an optional purchase under the plan.

        In addition, if the purchase price for our shares under the plan, less any brokerage commissions, service fees and any other costs of purchase paid by us, would be less than 95% of the average of the high and low NYSE Composite prices for our shares on the date they are credited to your account under the plan, the number of shares credited to your account will be reduced so that such limitation is satisfied. This requirement is included in the plan in order to ensure compliance with certain tax rules applicable to REITs. Under those rules, in order to maintain the deductibility of our dividends, the purchase price for our shares is limited in the manner set forth above.

The Plan

        The following series of questions and answers explains and constitutes our dividend reinvestment and stock purchase plan in its entirety. In addition to reading the plan as set forth below, we encourage you to read and consider the information contained in the documents identified under the heading "Where You Can Find More Information" on page ii of the accompanying Prospectus.

1.     What is the purpose of this plan?

        The purpose of this plan is to provide our existing stockholders and new investors with a convenient and economical method of purchasing shares of common stock and/or investing all or a portion of their cash dividends in additional shares of common stock.

        The plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of common stock.

        The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions which engage in short-term trading activities. From time to time, financial intermediaries, investment clubs or other nominees may engage in positioning transactions in order to benefit from any discount from the market price for common shares acquired under the plan. These transactions are inconsistent with the purpose of the plan and may cause fluctuations in the trading volume or pricing of our common shares. We reserve the right to modify, suspend or terminate participation in this plan by otherwise eligible holders of common shares or new investors in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes of the plan.

2.     What are the benefits of the plan?

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  There are no fees or brokerage commissions on purchases, and we will bear the expenses for open market purchases.

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  Participation is voluntary and automatic. All or any part of your quarterly stock dividends may be reinvested.

  •
  The automatic reinvestment of dividends will enable you to add to your investment in us in a timely and systematic fashion.

  •
  In addition to being able to reinvest your dividends, if you are an existing stockholder, you may purchase additional shares of common stock by making optional cash purchases of between $100 and $10,000 per calendar month. These optional cash purchases may be made occasionally or at regular intervals, subject to the restrictions described herein. You may make optional cash purchases even if dividends on your shares are not being reinvested under the plan. We may waive the maximum investment in our sole discretion and permit a larger investment.

  •
  If you are not presently one of our stockholders, you may become a participant in the plan by making an initial cash investment in our common stock of not less than $750 and not more than $10,000. We may waive this maximum and permit a larger investment.

  •
  The purchase price for newly issued shares of common stock purchased directly from us either through dividend reinvestment or optional cash purchases may be issued at a discount from the market price. We will periodically establish a discount rate ranging from 0% to 5%. As of the date of this prospectus supplement, the discount is 1%. We may adjust the discount at our discretion at any time.

  •
  You may purchase fractional shares of common stock under the plan. This means that you may fully invest your dividends and any optional cash purchases. Dividends will be paid on the fractional shares of common stock which also may be reinvested in additional shares.

  •
  You may direct the agent to transfer, at any time and at no cost to you, all or a portion of your shares in the plan to a plan account for another person.

  •
  You can avoid the need for safekeeping of certificates for shares of common stock credited to your plan account and may submit to the plan's agent, for safekeeping, certificates held by you and registered in your name. You do not have to worry about the stock certificates for your shares of common stock issued under the plan being lost or stolen or wonder where they are located.

  •
  You or any other person that is a holder of record of shares of our common stock may direct the agent to sell or transfer all or a portion of your shares held in the plan.

  •
  You will receive periodic statements reflecting all current activity in your plan accounts, including purchases, sales and latest balances, to simplify your record keeping.

3.     What are the disadvantages of the plan?

  •
  Cash dividends that you reinvest will be treated for U.S. federal income tax purposes as a distribution received by you on the date we pay dividends and may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due.

  •
  We may, without giving you prior notice, change our determination as to whether the agent will purchase shares of common stock directly from us or in the open market or in privately negotiated transactions from third parties which will affect whether such shares will be sold to you at a discount. We will not, however, change our determination more than once per month.

  •
  You will not know the actual number of shares purchased in any month on your behalf under the plan until after the applicable investment date.

  •
  You will have limited control regarding the timing of sales under the plan. Because the agent will effect sales under the plan only as soon as practicable after it receives instructions from you, you may not be able to control the timing of sales as you might for investments made outside the plan. The market price of the shares of common stock may fluctuate between the time the agent receives an investment instruction and the time at which the shares of common stock are sold. Because purchases under the plan are only made as of the dividend payment date, in the case of dividends, or the applicable investment date, in the case of optional cash purchases, you have no control regarding the timing of your purchases under the plan.

  •
  No discount will be available for shares acquired in the open market or in privately negotiated transactions. While a discount from market prices of up to 5% may be established for a particular month for shares purchased directly from us, a discount for one month will not insure the availability of a discount or the same discount in future months. Each month we may, without giving you prior notice, change or eliminate the discount. Further, if the purchase price for our shares under the plan, less any brokerage commissions, service fees and any other costs of purchase paid by us, would be less than 95% of the average of the high and low NYSE Composite prices for our shares on the date they are credited to your account under the plan, the number of shares credited to your account will be reduced so that such limitation is satisfied.

  •
  Shares deposited in a plan account may not be pledged until the shares are withdrawn from the plan.

        Your investment in the shares of common stock held in your account is no different than a direct investment in shares of common stock. You bear the risk of loss and the benefits of gain from market price changes for all of your shares of common stock. NEITHER WE NOR THE AGENT CAN ASSURE YOU THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THE AMOUNT YOU PAID FOR THEM.

4.     Who will administer the plan?

        The plan will be administered by Wells Fargo Shareowner Services, our transfer agent and registrar. In the future, we may designate a successor administrator as agent. The agent acts as agent for you, keeps records of your accounts, sends you regular account statements, and performs other duties relating to the plan. Common stock purchased for you under the plan will be held by the agent and may be registered in the name of the agent or its nominee on your behalf, unless and until you request that a stock certificate for all or part of the shares be issued, as more fully described under Question 24, "Will certificates be issued for share purchases?"

        The address and telephone number for Wells Fargo Shareowner Services concerning any inquiries, financial transaction processing, including enrollments, sales, withdrawals, deposits and optional cash payment, is:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified or Overnight Mail:
Wells Fargo Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights, MN 55120-4100

Telephone Number: 1-800-468-9716
Outside the United States: 651-450-4064
Fax: 651-450-4085

        Unless directed otherwise by Wells Fargo Shareowner Services, purchases and sales under the plan usually will be made through Wells Fargo Securities, a full-service brokerage and wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Securities will receive brokerage commissions from these transactions.

5.     Who is eligible to participate?

        Any stockholder whose shares of common stock are registered on our stock transfer books in his or her name, also referred to as a "registered holder," or any stockholder whose shares of common stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee, also referred to as a "beneficial owner," may participate in the plan. If you are a registered holder, you may participate in the plan directly. If you are a beneficial owner, you must either become a registered holder by having those shares transferred so that they are registered under your name or you must make arrangements with your broker, bank or other nominee to participate in the plan on your behalf.

        In addition, if you are an interested investor who is not a stockholder, you may participate in the plan by making an initial optional cash purchase of common stock of not less than $750 or more than $10,000, unless we approve in writing your request for a waiver of this limit. See Question 16, "May a stockholder request a waiver of the purchase limitation?"

        Regulations in certain countries may limit or prohibit participation in this type of plan. Accordingly, persons residing outside the U.S. who wish to participate in the plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

        Your right to participate in the plan is not transferable to another person apart from your transfer of the underlying shares of common stock.

6.     Are there any restrictions on who is eligible to participate in the plan other than those described above?

        REIT Qualification Restrictions.    We may terminate, by written notice at any time, any participant's individual participation in the plan if we determine, in our sole discretion, that such participation would be in violation of the ownership limits set forth in our charter. See "Description of Capital Stock—Transfer and Ownership Restrictions Relating to our Common Stock" on page 3 of the accompanying Prospectus. To the extent that the reinvestment of dividends or distributions (as applicable) under the plan would cause a participant or any other person to exceed the ownership limits, such reinvestment will be void ab initio. Any such participant will be entitled to receive cash dividends (without interest) in lieu of such reinvestment.

        Exclusion from the Plan for Short-term Trading, Illegality or Other Practices.    Participants should not use the plan to engage in short-term trading activities or any other activities that could affect the normal trading volume or pricing of our common shares. If a participant does engage in such activities we may prevent that participant from continuing to participate in the plan. In addition, we also may prevent participation by financial intermediaries, investment clubs or other nominees who engage in positioning transactions in order to benefit from any discount from the market price for shares acquired under the plan. You also will not be able to participate in the plan if your participation (i) could result in a violation of any securities laws or any other applicable laws, (ii) could require additional steps by us or you to ensure compliance with any such laws, or (iii) is not authorized or lawful in your jurisdiction.

        Restrictions at Our Discretion.    We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible shareholders in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes or operation of the plan or which may adversely affect the market price or trading volume of our common shares.

7.     What if I am already enrolled in your dividend reinvestment plan?

        If you are already reinvesting your stock's dividends under our dividend reinvestment and stock purchase plan, you do not need to take any action to stay enrolled in the plan.

8.     How do I enroll in the plan and become a participant?

        You must complete and sign the enrollment form and return it to the agent. We have enclosed an enrollment form and postage-paid envelope with the prospectus for this purpose. Also, you may obtain an enrollment form at any time by requesting one from the agent at the address and telephone number set forth above. If you register shares in more than one name (e.g., joint tenants, trustees), all registered holders of those shares must sign the enrollment form exactly as their names appear on the account registration. If your securities are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or nominee and request that they complete an enrollment form on your behalf.

        If you are an interested investor who is not presently one of our stockholders, but desire to become a participant by making an initial investment in common stock, you may join the plan by completing an enrollment form and forwarding it, together with the initial investment in U.S. funds by check payable to the agent at the address on the enrollment form.

        You may also enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online.

9.     What does the enrollment form provide?

        The enrollment form appoints the plan's agent as your agent for purposes of the plan and directs the agent to apply to the purchase of additional shares of common stock all of the cash dividends on the specified number of shares of common stock owned by you on the applicable record date and designated by you to be reinvested through the plan. The enrollment form also directs the agent to purchase additional shares of common stock with any optional cash purchases that you may elect to make.

        While the enrollment form directs the agent to reinvest cash dividends on all shares enrolled in the plan, you may elect "partial dividend reinvestment" or "optional cash purchases only." You may change the dividend reinvestment option at any time by submitting a newly executed enrollment form to the agent or by writing to the agent. If you do not make an election on your enrollment form, the agent will reinvest all dividends paid on your shares. Any change in the number of shares with respect to which the agent is authorized to reinvest dividends must be received by the agent prior to the record date for a dividend to permit the new number of shares to apply to that dividend. For each method of dividend reinvestment, cash dividends will be reinvested on all shares other than those designated for payment of cash dividends in the manner specified above until you specify otherwise or withdraw from the plan altogether, or until the plan is terminated.

10.   When will my participation in the plan begin?

        If you are not already a participant in our dividend reinvestment and stock purchase plan, you may join the plan at any time.

        Your participation in the dividend reinvestment portion of the plan will commence on the next date we pay dividends, provided the agent receives your enrollment form on or before the record date for the payment of the dividend.

        Your participation in the optional cash purchase portion of the plan will commence on the next investment date, which will be the 20th day of the calendar month (unless the 20th calendar day is a Saturday, Sunday or bank holiday, in which case the investment date will be the first business day following the 20th calendar day of that month); provided sufficient funds to be invested are received on or before the business day immediately prior to the investment date. Should the funds to be invested arrive after the applicable optional cash investment due date, those funds will be held without interest until they can be invested on the next investment date unless you request a refund from the agent.

        Once enrolled, you will remain enrolled until your participation is discontinued or until we terminate the plan.

11.   How do I get a refund of an optional cash purchase if I change my mind?

        You may obtain a refund of any optional cash purchase payment not yet invested by requesting, in writing, the agent to refund your payment. The agent must receive your request not later than two business days prior to the next investment date. If the agent receives your request later than the specified date, your cash purchase payment will be applied to the purchase of shares of common stock.

12.   Will I be paid interest on funds held for optional cash purchases prior to investment?

        You will not be paid interest on funds you send to the agent for optional cash purchases. Consequently, we strongly suggest that you deliver funds to the agent to be used for investment in optional cash purchases shortly prior to but not after the applicable optional cash investment due date so that they are not held over to the following investment date. If you have any questions regarding the applicable investment dates or the dates as of which funds should be delivered to the agent, you should write or telephone the agent at the address and telephone number included above.

        You should be aware that since investments under the plan are made as of specified dates, you may lose any advantage that you otherwise might have from being able to control the timing of an investment. Neither we nor the agent can assure you a profit or protect you against a loss on shares of common stock purchased under the plan.

13.   How many shares may be purchased by a participant during any month or year?

        Reinvested dividends are not subject to any minimum or maximum.

        Optional cash purchases by existing stockholders are subject to a minimum investment of $100 and a maximum investment of $10,000 in any calendar month.

        Initial optional cash purchases by investors that are not yet one of our stockholders are subject to a minimum of $750 and a maximum of $10,000.

        The maximums for optional cash purchases may be waived by us in our sole and absolute discretion. You may request a waiver of such maximums by submitting a request for waiver which we must receive at least two business days prior to the investment date as described in Question 16, "May a stockholder request a waiver of the purchase limitation?"

        Optional cash purchase amounts of less than $100, or $750 in the case of an initial optional cash purchase by a non-stockholder, and that portion of any optional cash purchases that exceeds the maximum of $10,000 per calendar month will be returned to you without interest, unless this maximum is waived.

14.   At what price will shares be purchased?

        Reinvested Dividends.    The purchase price for each share of common stock acquired through the plan by the reinvestment of dividends will be equal to:

  •
  in the case of newly issued shares of common stock, the average of the high and low NYSE Composite prices on the applicable date we pay dividends less a discount ranging from 0% to 5%, which as of the date of this prospectus supplement is 1%, provided, that if no trades of our common stock are reported on the NYSE Composite on the date we pay dividends, the agent shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on the NYSE Composite; or

  •
  in the case of open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent for the plan with reinvested dividends for the applicable date we pay dividends.

        Optional cash purchases under the maximum thresholds.    The price of shares acquired through the plan as a result of optional cash purchases of $10,000 or less, will be equal to:

  •
  in the case of newly issued shares of common stock, the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less a discount ranging from 0% to 5%, which as of the date of this prospectus supplement is 1%; or

  •
  in the case of open market purchases or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent on the applicable investment date.

        Optional cash purchases made above the $10,000 maximum limit with our permission.    If we elect to allow you to purchase in excess of $10,000 in any calendar month, the price will be equal to the greater of (i) the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less a discount ranging from 0% to 5%, which as of the date of this prospectus supplement is 1%, and (ii) the average of the high and low NYSE Composite prices on the investment date, less a discount ranging from 0% to 5%, which as of the date of this prospectus supplement is 1%. See Question 15, "Are there limitations that apply to optional cash purchases made in excess of the maximum limit?" All shares of common stock purchased in excess of the maximum limit will be newly issued, and no shares will be acquired from open market purchases or privately negotiated transactions.

        Maximum discount applicable to all dividend reinvestments and optional cash purchases.    If the purchase price for our shares under the plan, less any brokerage commissions, service fees and any other costs of purchase paid by us, would be less than 95% of the average of the high and low NYSE Composite prices for our shares on the date they are credited to your account under the plan, the number of shares credited to your account will be reduced so that such limitation is satisfied. This requirement is included in the plan in order to ensure compliance with certain tax rules applicable to REITs. Under those rules, in order to maintain the deductibility of our dividends, the purchase price for our shares is limited in the manner set forth above.

15.   Are there limitations that apply to optional cash purchases made in excess of the maximum limit?

        We will consider requests for optional cash purchases in excess of $10,000 on a case-by-case basis and approve or deny each request in our sole discretion based on a number of factors. See Question 16 "May a stockholder request a waiver of the purchase limitation?" All requests for a waiver must include your representation to us that:

  •
  you are not purchasing shares to engage in arbitrage activities;

  •
  you have not sold and will not sell shares of our common stock (including short sales) during the ten day period immediately prior to the investment date; and

  •
  you are not engaging in an unlawful distribution of our common stock or engaging in underwriting activities as defined under applicable law.

        As a condition to granting any requests for a waiver of the purchase limitation, we may require that you make additional representations to us relating to your beneficial interest in our securities, your trading activity in our common stock and your intention with respect to the shares you purchase pursuant to your request for a waiver of the purchase limitation.

16.   May a stockholder request a waiver of the purchase limitation?

        You may make optional cash purchases in excess of $10,000 during any calendar month only pursuant to a request for waiver approved by us in our sole and absolute discretion. A request for waiver should be sent to us by facsimile at (562) 733-5200, Attention: Legal Department, by 2:00 p.m. Pacific Time, at least 2 business days prior to the investment date. In the event that a request for waiver is received by us after this date, the waiver will not be approved for that investment date and your optional cash purchase will be limited to $10,000 for that investment date. If your request for a waiver is not timely, or if we deny your request for a waiver, the agent will refund the amount received in excess of $10,000 without interest thereon. The request for waiver should not be sent to the agent. The request for waiver form will be furnished by us or the agent at the address and telephone number referenced above. We have sole and absolute discretion to grant any approval for optional cash purchases in excess of the allowable maximum amounts.

        In deciding whether to approve a request for waiver, we will consider relevant factors, including, but not limited to:

  •
  our need for additional funds;

  •
  the attractiveness of obtaining the additional funds through the sale of common stock as compared to other sources of funds;

  •
  the purchase price likely to apply to any sale of common stock; and

  •
  the aggregate amount of optional cash purchases for which requests for waiver have been submitted by all participants.

        If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor those requests by any method that we determine to be appropriate. With regard to optional cash purchases made pursuant to a request for waiver, the plan does not provide for a predetermined maximum limit on the amount that you may invest or on the number of shares that may be purchased.

        We reserve the right to modify, suspend or terminate participation in the plan for any reason whatsoever including the elimination of practices that are not consistent with the purposes of the plan.

        Any person who acquires shares of common stock through the plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the Securities Act of 1933. We have no arrangements or understandings, formal or informal, with any person relating to a distribution of shares to be received pursuant to the plan by such persons. See "Plan of Distribution" on page S-25 of this prospectus supplement.

17.   How and when will we determine whether shares of common stock will be newly issued or purchased in the market? How and when will we establish a discount?

        We may, without prior notice to you, change our determination as to whether common stock will be purchased by the agent directly from us, in the open market or in privately negotiated transactions from third parties or in a combination of both, in connection with the purchase of shares of common stock from reinvested dividends or from optional cash purchases. We will not, however, change our determination more than once per month.

        Not later than three business days prior to the investment date for the applicable month, we may establish a discount from the market price applicable to optional cash purchases. Each quarter, not later than three business days prior to our record date for dividends on our common stock, we may establish a discount from the market price applicable to the purchase of shares of common stock from reinvested dividends.

        We will not offer a discount for common stock purchased in the open market or in privately negotiated transactions.

        You may not be able to depend on the availability of a market discount regarding shares acquired from newly issued company stock. While a discount from market prices of up to 5% may be established from time to time, the granting of a discount at one time will not insure the availability of a discount or the same discount at another. At any time, we may, without prior notice to you, lower or eliminate the discount.

18.   How many shares are being sold under the plan?

        The shares sold under the plan may be acquired by the agent through purchases from the open market or pursuant to privately negotiated purchases, or we may issue authorized but unissued shares of our common stock, or a combination of both. There is no limit on the number of shares that the agent may purchase in the open market or pursuant to privately negotiated purchases. Shares of common stock purchased with optional cash purchases made above the $10,000 maximum limit (with our permission), however, must be acquired from newly issued common stock and may not be acquired from open market purchases or privately negotiated transactions. See Question 14, "At what price will shares be purchased?"

19.   When will shares be acquired under the plan?

        If we elect to provide shares for the plan through newly issued stock, shares will be credited to your account as follows:

  •
  If you are an existing stockholder reinvesting some or all of your dividends automatically, shares will be issued and credited to your account on the applicable date we pay dividends; provided, that if no trades of our common stock are reported on the NYSE Composite on the date we pay dividends, the agent shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on the NYSE Composite; or

  •
  If you are making optional cash purchases, shares will be issued and credited to your account as of the applicable investment date. Shares will generally be made available within three business days following the investment date.

        If we elect to acquire shares for the plan through the open market or in privately negotiated transactions, the agent will purchase the shares as soon as practicable on the applicable date we pay dividends or the applicable investment date, in the case of the reinvestment of dividends and optional cash purchases, respectively. The date these shares will be deemed acquired and credited to your account will be the date we pay dividends or the investment date.

        In the past, the dates we pay dividends have occurred on or about the twentieth day of each February, May, August and November. While this past pattern with respect to timing of the dates we pay dividends is expected to be followed generally in the future, dividends are paid if, as and when declared by our board of directors. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the plan obligates us to declare or pay any dividend on our common stock. The plan does not represent a guarantee of future dividends.

20.   How are optional cash purchases made?

        All plan participants are eligible to request optional cash purchases at any time. Other interested investors that are not one of our existing stockholders are also eligible to make an initial investment in common stock through an optional cash purchase by submitting an enrollment form.

        You can make an optional cash investment when joining the plan by enclosing a check with the enrollment form. Cash, third party checks, money orders, travelers checks and checks not drawn on a U.S. bank or not in U.S. currency will not be accepted and will be returned to sender. Thereafter, optional cash investments should be accompanied by the transaction request form. Using this form expedites the purchase and ensures proper posting of the shares to your account. Replacement statements may be requested by contacting Wells Fargo Shareowner Services at 1-800-468-9716.

        Individuals who elect to make monthly purchases may do so by check or by Electronic Funds Transfer (ACH). If the second option is chosen your optional cash investment will be deducted from your checking or savings account on the 25th day of each month or, if such date is not a business day, the deduction will be made on the preceding business day, and will be applied to optional cash purchases in the following month.

        Optional cash payments may also be made by check drawn on a U.S. bank, in U.S. currency, payable to "Shareowner Services," with the account number written on the Memo line. Third party checks will not be accepted and will be returned to sender. Mail the transaction request form attached to your statement along with your check to the agent at:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified or Overnight Mail:
Wells Fargo Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights, MN 55120-4100

Telephone Number: 1-800-468-9716
Outside the United States: 651-450-4064
Fax: 651-450-4085

        In the event that an optional cash investment check is returned unpaid for any reason or your designated bank account for ACH does not have sufficient funds for your authorized monthly deduction, the agent will immediately remove from your account any shares already purchased upon the prior credit for such funds.

        The agent will thereupon be entitled to sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the agent reserves the right to sell such additional shares from your account as may be necessary to satisfy the uncollected balance.

        It is your responsibility to immediately notify Wells Fargo Shareowner Services of any changes in ACH information as it relates to your authorized monthly deductions. Changes to ACH information must be submitted to Wells Fargo Shareowner Services in writing. Participants may call Wells Fargo Shareowner Services at 1-800-468-9716 to request a new ACH enrollment form.

        Participants will be charged a fee of $35.00 for returned checks and failed automatic ACH investments.

        Optional cash purchases should be received by Wells Fargo Shareowner Services no later than 5:00 pm Central Time, one business day prior to the investment date. All optional cash purchases made in excess of the plan limit with our permission may be made only by wire transfer to the account referenced on the waiver form. Inquiries regarding other forms of payments and all other written inquiries should be directed to the agent at the address referenced herein.

21.   Will we pay interest on funds we hold for optional cash purchases prior to investment?

        No interest will be earned on funds held for optional cash purchases prior to investment. Consequently, we strongly suggest that you deliver funds to be used for investment in optional cash purchases to the agent shortly before but not after the applicable optional cash investment due date so that your funds are not held over to the following investment date. Any questions regarding the optional cash investment due dates or the dates as of which funds should be delivered should be directed to the agent at the address and telephone number included above.

        You should be aware that since investments under the plan are made as of specified dates, you may lose any advantage that otherwise might be available from being able to select the timing of an investment. Neither we nor the agent can assure a profit or protect against a loss on shares of common stock purchased under the plan.

22.   What are the United States federal income tax consequences of participating in the plan?

        For the United States federal income tax consequences of participating in the plan, see "Supplemental Material United States Federal Income Tax Considerations."

23.   What if I have more than one account?

        For purposes of the limitations discussed in this prospectus supplement, we may aggregate all optional cash purchases for you if you have more than one account which uses the same social security or taxpayer identification number. If you are unable to supply a social security or taxpayer identification number, your participation may be limited by us to only one plan account. Also for the purpose of these limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and optional cash purchases for each account would be consistent with the purposes of the plan, we will have the right to aggregate all of these accounts and to return, without interest, any amounts in excess of the investment limitations.

24.   Will certificates be issued for share purchases?

        All shares purchased pursuant to the plan may be held together in the name of the agent or its nominee and credited to each individual account in "book entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares. Upon your request, upon your withdrawal from the plan or upon termination of the plan, the agent can have certificates issued and delivered for all full shares credited to your account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued.

25.   May I add shares of common stock to my account by transferring stock certificates that I possess?

        You may send to the plan for safekeeping all common stock certificates which you hold. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience, if and when shares are sold through the plan. All shares represented by certificates will be kept for safekeeping in "book entry" form and combined with any full and fractional shares then held by the plan for you. To deposit certificates for safekeeping under the plan, you must submit the transaction request form attached to your statement.

        Stock certificates and the transaction request form as well as all other transaction processing should be directed to Wells Fargo Shareowner Services at:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified or Overnight Mail:
Wells Fargo Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights, MN 55120-4100

Telephone Number: 1-800-468-9716
Outside the United States: 651-450-4064
Fax: 651-450-4085

        Because you bear the risk of loss when sending stock certificates through the mail we suggest that you send them registered insured for at least 2% of the current market value. Please do not endorse certificates. Wells Fargo Shareowner Services offers loss insurance for certificates being returned for conversion to book entry form.

        You may withdraw shares that you deposited for safekeeping by calling the agent by telephone or by submitting the form included with the account statements. All written inquiries about the agent's safekeeping service should be sent to the address as set forth in Question 4, "Who will administer the plan?"

26.   What reports will be sent to participants in the plan?

        Unless you participate in the plan through a broker, bank or nominee, you will receive from the agent a detailed statement of your account following each dividend payment and when there is purchase activity in your account. These detailed statements will show total cash dividends received, optional cash purchases made, shares purchased, including fractional shares, and price paid per share in such year, and the total shares held in the plan. You should keep these statements to determine the tax basis for shares purchased pursuant to the plan.

        If the purchase involves dividend reinvestment, then the statement will also show your total distribution and the amount of your dividend that was reinvested in shares of common stock. In addition, the agent will send to you a copy of the annual report, proxy statements and federal income tax information for reporting distributions in addition to any other reports that it may send as it sees fit.

        The agent will send a statement following any sale activity in your account. In this statement you will receive a check with a Form 1099-B and information regarding the trade such as sale price, shares sold, fees, net dollars and taxes, if any. The sale will be recapped on your quarterly dividend statement.

        Both statements for purchases and sales will contain year to date summary information. You should keep these statements to determine the tax basis for shares purchased pursuant to the plan. Any participant that participates in the plan through a broker, bank or nominee, should contact that party for a similar statement.

27.   How may I withdraw from the plan? What happens when my participation is withdrawn or terminated?

        You may terminate participation in the plan by submitting to the agent the transaction request form attached to your statement. We also have the right to terminate your participation in the plan.

See Question 6 "Are there any restrictions on who is eligible to participate in the plan other than those described above?"

        After the agent receives your termination notice, dividends will be sent to you in the usual manner and no further optional cash purchases may be made until and unless you re-enroll in the plan. Notice of termination received by the agent less than three (3) days before an investment date may not be processed until after the investment date. Once termination has been effected, the agent will issue to you a certificate for all whole shares held under the plan. Alternatively, you may specify in the termination notice that some or all of the shares be sold. Any fractional shares held in your account under the plan at the time of termination will be converted to cash at the average price the agent obtains for all shares sold on that particular trading day, net of any brokerage commissions. If you dispose of all shares represented by certificates registered in your name on our books but do not give notice of termination under the plan, the agent will continue to reinvest dividends on shares held in your account under the plan until otherwise directed. If the request is received on or after the record date for a dividend, any cash dividend paid on that account will be reinvested for the account. The request will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to your account. There will be no cost to you with respect to termination of your reinvestment of dividends through the plan other than the applicable sales fee with respect to any shares sold.

        We may also terminate the plan or your participation in the plan after written notice in advance mailed to you at the address appearing on the agent's records. Participants whose participation in the plan has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in any plan account so terminated less any applicable fees.

        If your plan account balance falls below one full share, the agent reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to you at your address of record and to terminate your participation in the plan.

28.   What happens if I sell or transfer shares of stock or acquire additional shares of stock?

        You may instruct the agent to sell some or all of your shares held in your account by notifying the agent by using the form included with account statements.

        Sale Order via IVR System.    You may place a sale order via the Interactive Voice Response (IVR) system with Wells Fargo Shareowner Services, by telephoning the Shareholder Service Center at 1-800-468-9716 and entering your social security number or Taxpayer ID at the prompt.

        Sale Order via Internet.    You may instruct Wells Fargo Shareowner Services to sell some or all of your plan shares by placing a sale order via the Internet. To place a sale order, go online to Wells Fargo Shareowner Services' website at www.shareowneronline.com.

        Sale Order by Mail.    You may use the stub from the plan statement that you receive from the agent to sell your shares. You must complete and sign the stub and mail the instructions to the agent. All listed participants must sign the instruction form.

        If you wish to sell any shares currently held in certificate form, you may send them in for deposit to your Plan account and then proceed with the sale.

        Wells Fargo Shareowner Services will sell shares through Wells Fargo Securities, a registered broker dealer, as soon as practicable after receipt of a proper notice. Shares to be sold may be commingled with those of other participants requesting sale of their shares, and the proceeds to each participant will be based on the average price for all shares sold by the agent during the day of sale. You should understand that the price of the common stock may go down as well as up between the date a request to sell is received and the date the sale is executed. The plan does not currently offer the ability for you to specify either the dates or the prices at which shares are to be sold through the agent. However, as discussed below, effective October 15, 2012, other options will become available.

        If a request to sell shares is received on or after the record date for a dividend, any cash dividend paid on the shares will be reinvested, if applicable.

        There is a transaction fee for selling shares through the agent in addition to your pro rata share of trading fees or brokerage commissions.

        If you have elected to have dividends automatically reinvested in the plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue as long as shares are registered in your name or held for you by the agent or until termination of enrollment. Similarly, if you have elected the full or partial dividend reinvestment option under the plan and subsequently acquire additional shares registered in your name, dividends paid on the shares will automatically be reinvested until termination of enrollment. If, however, you have elected the optional cash purchases only option and subsequently acquire additional shares that are registered in your name, dividends paid on the shares will not be automatically reinvested under the plan.

        Effective October 15, 2012, market orders, day limit orders, good-'til-date/canceled limit orders and stop orders will become available:

  Batch Order (online, telephone, mail).    Requests to sell shares are aggregated and the total of all shares are sold on the open market. Batch order sale requests will be completed by Wells Fargo Shareowner Services no later than five business days. The price per share sold will not be known until the sales are completed and will always be the weighted-average price for all shares sold for the plan on the trade date.

  Market Order (online or telephone).    During market hours, sale requests will be promptly submitted by Wells Fargo Shareowner Services to a broker. The sale will be at the prevailing market price when the trade is executed. Once entered, a market order request cannot be canceled. Sale requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

  Day Limit Order (online or telephone).    Sale requests for a day limit order will be promptly submitted by Wells Fargo Shareowner Services to a broker. The sale will be executed when and if the stock reaches, or exceeds the specified price on the day the order was placed. The request will be automatically canceled if the price is not met by the end of the trading day.

  Good-'Til -Date/Canceled (GTD/GTC) Limit Order (online or telephone).    Requests to sell shares with a GTD and GTC limit order will be promptly submitted by Wells Fargo Shareowner Services to a broker. The sale will be executed when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). The request is automatically canceled if the price is not met by the end of the order period.

  Stop Order (online or telephone).    Requests to sell shares will be promptly submitted by Wells Fargo Shareowner Services to a broker for a stop order. The sale will be executed when the stock reaches a specified price, at which time the order becomes a market order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

29.   How may I transfer all or a part of my shares held in the plan to another person?

        You may transfer ownership of all or part of your shares held in the plan through gift, private sale or otherwise, by mailing to the agent at the address listed in Question 4, "Who will administer the plan?" a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Substitute Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the plan are subject to the same requirements as the transfer of common stock certificates, including the requirement of a medallion signature guarantee on the stock assignment. The agent will provide you with the appropriate forms upon request. If you have any stock certificates bearing a restrictive legend in your account, the agent will comply with the provisions of the restrictive legend before effecting a sale or transfer of the restricted shares. All transfers will be subject to the limitations on ownership and transfer provided in our charter which are summarized in the accompanying Prospectus and which are incorporated into this prospectus supplement by reference.

30.   How will my shares be voted?

        For any meeting of stockholders, you will receive proxy materials in order to vote all shares held by the plan for your account. All shares will be voted as designated by you or may be voted in person at the meeting of stockholders. If no instructions or executed proxy are received, the shares will not be voted. If you hold your shares through a broker, bank or nominee, that person will receive the proxy materials and you will need to contact that person in order to vote your shares.

31.   Who pays the expenses of the plan?

        We will pay all day-to-day costs of the administration of the plan. You will only be responsible for an enrollment fee of $15, a sale service fee of $15 per transaction (and effective October 15, 2012, $15 per transaction for batch orders, $25 per transaction for market orders, $30 per transaction for limit orders and stop orders), a sales commission of $0.10 per share, and a sale electronic deposit fee of $5. Additionally, there is a $35 fee associated with returned checks and failed automatic ACH investments and a $15 per year fee for ordering duplicate statements for prior years.

32.   What are our or the agent's responsibilities under the plan?

        The agent is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of the plan, and no implied duties, fiduciary or otherwise, shall be read into the plan.

        The agent undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the plan against the agent or the Company.

        In the absence of negligence or willful misconduct on its part, the agent, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        The agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

        The agent shall not be responsible or liable for any failure or delay in the performance of its obligations under the plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

33.   What happens if we issue a stock dividend, subscription rights, declare a stock split or make any other distribution in respect of shares of common stock?

        You will automatically receive a credit to your plan account for your plan shares and any certificated or book-entry shares will be credited as book-entry shares for any stock dividend, stock split or other distribution in respect of shares of common stock that we may declare. In the event that we make available to the holders of our common stock subscription rights to purchase additional shares of common stock or other securities, the agent will sell the rights accruing to all shares held by the agent for participants and will apply the net proceeds of the sale to the purchase of common stock with the next monthly optional cash purchase. If you do not want the agent to sell the rights and invest the proceeds, you can notify the agent by submitting an updated enrollment form and you can request distribution of subscription or other purchase rights directly to yourself. This will permit you to personally exercise, transfer or sell the rights associated with the shares. The processing of dividend reinvestments or optional cash purchases may be curtailed or suspended until the completion of any stock dividend, stock split or other distribution.

34.   May shares in my account be pledged?

        You may not pledge shares credited to your or any other participant's account and any purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the plan.

35.   May the plan be changed or terminated?

        We may amend, modify, suspend or terminate the plan at any time. You will be notified by the agent in writing of any substantial modifications made to the plan. Any amendment may include an appointment by the agent in its place of a successor agent under the terms and conditions set forth herein, in which event we are authorized to pay the successor for the account of each participant, all dividends and distributions payable on common stock held by the participant under the plan for application by the successor as provided herein. Notwithstanding the foregoing, such action shall not have any retroactive effect that would prejudice your interests.

36.   What law governs the plan?

        The plan will be governed by the law of the State of Maryland.

Supplemental Material United States Federal Income Tax Considerations

        The following is a general summary of the material United States federal income tax consequences to U.S. participants in the plan. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is a supplement to, and should be read in conjunction with, the discussion in the accompanying Prospectus under the heading "Material United States Federal Income Tax Considerations." This summary is for general information only and is not tax advice.

        The information in this summary is based on current law, including:

  •
  Internal Revenue Code of 1986, as amended, or the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus supplement and the accompanying Prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT or regarding the tax consequences associated with participating in the plan, and the statements in this prospectus supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        This summary is limited to participants in the plan who hold shares of our common stock as capital assets (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). In addition, this discussion does not purport to deal with all aspects of taxation that may be relevant to participants in the plan in light of their personal investment or tax circumstances, or to participants who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Participants in the plan receiving special treatment include, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  brokers or dealers in securities or commodities;

  •
  traders in securities;

  •
  expatriates and certain former citizens or long-term residents of the United States;

  •
  tax-exempt organizations;

  •
  persons who are subject to the alternative minimum tax;

  •
  persons who hold shares of our common stock as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code;

  •
  United States persons that have a functional currency other than the United States dollar;

  •
  "non-U.S. participants," as defined below; or

  •
  persons that are S corporations, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with participation in the plan or any United States federal tax laws other than United States federal income tax.

  You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  participation in the plan;

  •
  the acquisition, ownership and sale or other disposition of shares of our common stock, including the United States federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Participation in the Plan by U.S. Participants

        The following summary describes certain United States federal income tax consequences of participating in the plan to U.S. participants. When we use the term "U.S. participant," we mean a participant in the plan who, for United States federal income tax purposes, is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        A "non-U.S. participant" is a participant in the plan who is not a U.S. participant.

        Distributions you receive on shares of our common stock you hold in the plan and that are reinvested in newly issued shares will be treated for United States federal income tax purposes as a taxable stock distribution to you. Accordingly, you will receive taxable dividend income in an amount equal to the fair market value of the shares of our common stock that you receive on the date we make distributions (to the extent we have current or accumulated earnings and profits for United States federal income tax purposes). We intend to take the position that the fair market value of the newly issued shares purchased with reinvested distributions equals the average of the high and low NYSE Composite prices of our common stock on the date we make such distributions. The treatment described above will apply to you whether or not the shares are issued to you at a discount. On the other hand, we intend to take the position that distributions you receive on shares of our common stock you hold in the plan that are reinvested in shares of our common stock purchased by the agent in the open market or in privately negotiated transactions are treated for federal income tax purposes as a taxable dividend to you in an amount equal to the purchase price of such shares (to the extent that we have current or accumulated earnings and profits for federal income tax purposes).

        Your statement of account will show the fair market value of the common stock purchased with reinvested distributions on the applicable date we make distributions. You also will receive a Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

        The Internal Revenue Service has indicated in certain private letter rulings that a participant in both the dividend reinvestment and optional cash purchase portions of a plan similar to our plan who makes an optional cash purchase under the plan may be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant. Certain other private letter rulings have held that a participant in the optional cash purchase portion of a plan who makes an optional cash purchase of shares under the plan at a discount may not be treated as having received a distribution. We presently intend to take the position that a holder who makes an optional cash purchase of common shares under the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares, including any discount, over the amount of the optional cash payment made by the participant. We also intend to take the position that the fair market value for such determination will be equal to the average of the high and low NYSE Composite prices of our common stock on the applicable investment date. Any such distribution would result in taxable dividend income, reduced basis in the shares of common stock, capital gain or some combination thereof. If withholding results in an overpayment of taxes, a refund may be obtained. See "Taxation of Holders of Our Stock" in the accompanying Prospectus.

        Under the plan, we will bear any trading fees or brokerage commissions related to the acquisition of, but not the sale of, shares of our common stock. The Internal Revenue Service has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were shareholders of the corporation. In these rulings the Internal Revenue Service determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant's cost basis of the shares purchased. Accordingly, to the extent that we pay brokerage commissions or other costs of purchase with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the agent, we presently intend to take the position that shareholder participants received their proportionate amount of the commissions as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the plan paid by us are not constructive distributions to you.

        Your tax basis in your common shares acquired under the dividend reinvestment features of the plan generally will equal the total amount of distributions you are treated as receiving, as described above. Your tax basis in your common shares acquired through an optional cash purchase under the plan generally will equal the total amount of any distributions you are treated as receiving, as described above, plus the amount of the optional cash payment. Your holding period for the shares of our common stock acquired under the plan will begin on the day following the date such shares were purchased for your account. Consequently, shares of our common stock purchased at different times will have different holding periods.

        You will not realize any gain or loss when you receive certificates for whole shares of our common stock credited to your account, either upon your request, when you withdraw from the plan or if the plan terminates. However, you will recognize gain or loss when whole shares of our common stock or rights applicable to our common stock acquired under the plan are sold or exchanged. You will also recognize gain or loss when you receive a cash payment for a fractional share of our common stock credited to your account when you withdraw from the plan or if the plan terminates. The amount of your gain or loss will equal the difference between the amount you receive for your shares or fractional shares of our common stock or rights applicable to common stock, net of any costs of sale paid by you, and your adjusted tax basis of such shares.

Description of Common Stock

        For a description of the common stock being offered hereby, please see "Description of Capital Stock—Common Stock," "Description of Capital Stock—Transfer and Ownership Restrictions Relating

to our Common Stock" and "Certain Provisions of Maryland Law and HCP's Charter and Bylaws" in the accompanying Prospectus.

Use of Proceeds

        We will receive the net proceeds from any sale of common stock purchased by the plan's agent directly from us. We will use these proceeds to acquire additional properties or repay outstanding loans under our revolving lines of credit and for general corporate purposes. Pending those uses, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a real estate investment trust. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.

        We will not receive any proceeds from purchases of common stock by the agent in the open market or in privately negotiated transactions.

Plan of Distribution

        Pursuant to the plan, we may be requested to approve optional cash purchases in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. In deciding whether to approve this request, we will consider relevant factors including, but not limited to, our need for additional funds, the attractiveness of obtaining these funds by the sale of common stock under the plan in comparison to other sources of funds, the purchase price likely to apply to any sale of common stock, the participant submitting the request, including the extent and nature of the participant's prior participation in the plan and the number of shares of common stock held of record by the participant, and the aggregate number of requests for waiver that have been submitted by all participants. Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under some circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to this person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with the person regarding the person's purchase of the shares or any resale or distribution thereof. We may, however, approve requests for optional cash purchases by those persons in excess of allowable maximum limitations. If requests are submitted for any investment date for an aggregate amount in excess of the amount we are willing to accept, we may honor the requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

Validity of Common Stock

        The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this prospectus supplement under the heading "Supplemental Material United States Federal Income Tax Considerations" is based upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

PROSPECTUS

HCP, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

        We may from time to time offer to sell together or separately in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities; and

  •
  warrants.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "HCP." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2012.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise indicated herein or the context otherwise indicates the terms "HCP," "we," "us," "our" and the "Company" refer to HCP, Inc., together with its consolidated subsidiaries. Currency amounts in this prospectus are stated in United States, or U.S., dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including HCP, Inc.

        The SEC allows us to "incorporate by reference" certain information we file with the SEC into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with applicable SEC rules promulgated under the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as updated by our Current Report on Form 8-K filed on July 24, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

  •
  portions of our Definitive Proxy Statement on Schedule 14A filed on March 13, 2012 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  our Current Report on Form 8-K/A filed on January 18, 2012 and our Current Reports on Form 8-K filed on January 23, 2012, February 1, 2012, March 7, 2012, March 22, 2012, March 27, 2012 (as to item 8.01 only), March 29, 2012 (as to items 1.01 and 2.03 only), April 20, 2012, May 1, 2012 (as to item 5.07 only), June 22, 2012, July 23, 2012 and July 24, 2012; and

  •
  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, June 30, 2004 and September 30, 2007.

        We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with applicable SEC rules promulgated under the Exchange Act). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

        Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus or any accompanying prospectus supplement. You may obtain documents incorporated by reference in this prospectus or any accompanying prospectus supplement by requesting them in writing or by telephone from:

Legal Department
HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
legaldept@hcpi.com

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are "forward-looking statements." We intend to have our forward-looking statements covered by the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectations as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "forecast," "plan," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth herein under "Risk Factors" and under "Part I, Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, factors that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include:

  (a)
  Changes in global, national and local economic conditions, including a prolonged period of weak economic growth;

  (b)
  Continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital;

  (c)
  Our ability to manage our indebtedness level and changes in the terms of such indebtedness;

  (d)
  Changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations of our operators, tenants and borrowers;

  (e)
  The potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments;

  (f)
  Competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

  (g)
  Our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing operator or tenant upon default;

  (h)
  Availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties;

  (i)
  The financial, legal, regulatory and reputational difficulties of significant operators of our properties;

  (j)
  The risk that we may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections;

  (k)
  The ability to obtain financing necessary to consummate acquisitions on favorable terms;

  (l)
  Changes in the reimbursement available to our operators, tenants and borrowers by governmental or private payors (including the July 2011 Centers for Medicare & Medicaid Services final rule reducing Medicare skilled nursing facility Prospective Payment System payments in fiscal year 2012 by 11.1% compared to fiscal year 2011) and other potential changes in Medicare and Medicaid payment levels, which, among other effects, could negatively impact the value of our approximately 10% equity interest in the operations of HCR ManorCare, Inc. ("HCR");

  (m)
  The risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition and continued cooperation;

  (n)
  The ability of our operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; and

  (o)
  The financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding our ability to continue to realize the full benefit of such operators' and/or tenants' leases.

        Except as required by law, we undertake no, and hereby disclaim any, obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or otherwise.

v

SUMMARY

        This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

HCP, Inc.

        We invest primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation and were organized to qualify as a self-administered real estate investment trust, or REIT, in 1985. We are headquartered in Long Beach, California, with offices in Nashville, Tennessee and San Francisco, California. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. Our portfolio is comprised of investments in the following five healthcare segments: (i) senior housing, (ii) post-acute/skilled nursing, (iii) life science, (iv) medical office and (v) hospital. We make investments within our healthcare segments using the following five investment products: (i) properties under lease, (ii) debt investments, (iii) developments and redevelopments, (iv) investment management and (v) RIDEA, which represents investments in senior housing operations utilizing the structure permitted by the Housing and Economic Recovery Act of 2008.

        Our executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100. Our website address is www.hcpi.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information."

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated. In computing the ratios of earnings to fixed charges, earnings have been based on consolidated pre-tax income from continuing operations before fixed charges (exclusive of capitalized interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest. In computing the ratios of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock. In April 2012, we redeemed all of our 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock.

		Year Ended December 31,
	Three Months Ended March 31, 2012
		2011 Pro forma(1)	2011 Actual	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	2.51	2.20	2.03	2.13	1.21	1.50	1.26

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.18	2.10	1.94	1.99	1.14	1.42	1.20

(1)
The unaudited pro forma condensed consolidated statement of income data used in the pro forma calculations for the year ended December 31, 2011 was prepared under the purchase method of accounting as if the acquisition of HCR Properties, Inc. ("HCR PropCo.") and the approximate 10% ownership interest in the operations of HCR ManorCare, Inc. had been completed on January 1, 2011. We have included this information only for purposes of illustration, and it does not necessarily indicate what the ratios would have been if the acquisitions had actually been completed on that date. Moreover, this information does not necessarily indicate what the future ratios of earnings to fixed charges will be.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.

Common Stock

        As of July 23, 2012, there were 429,523,697 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on The New York Stock Exchange (NYSE Symbol: HCP).

        The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

Preferred Stock

        Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board. As of July 23, 2012 we had no shares of preferred stock outstanding.

        The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including:

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  the number of shares constituting the series and the distinctive designation thereof;

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  the voting rights, if any, of the series;

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  the rate of dividends payable on the series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

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  whether there shall be a sinking or similar fund for the purchase of shares of the series and, if so, the terms and provisions that shall govern the fund;

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  the rights of the holders of shares of the series upon our liquidation, dissolution or winding up;

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  the rights, if any, of holders of shares of the series to convert their shares into or to exchange the shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the corporation or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which the shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange; and

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  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series.

        The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise stated in a prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity as to dividends and distributions of assets with each other series of preferred stock. The rights of the holders of each series of preferred stock will be subordinate to those of our general creditors.

  Dividend Rights of Preferred Stock

        Holders of shares of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on the dates and at rates as will be set forth in, or as are determined by the method described in, the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates fixed by our board of directors, as specified in the prospectus supplement relating to the series of preferred stock.

        Dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to the series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of the series.

        So long as the shares of any series of preferred stock are outstanding, except as otherwise provided in the prospectus supplement relating to such series, we may not declare any dividends on our common stock or any other stock ranking as to dividends or distributions of assets junior to the series of preferred stock or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior stock which is neither convertible into, nor exchangeable or exercisable for, any securities other than junior stock:

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  unless, if the preferred stock is cumulative, full dividends for prior dividend periods shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock of the series and all other series of our preferred stock (other than junior stock); and

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  unless we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of preferred stock of the series or any shares of any other series of our preferred stock (other than junior stock).

  Liquidation Preference

        In the event of any liquidation, dissolution or winding up of us, voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets or payment is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution or payment to such series of preferred stock, the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred stock of any series and any other shares of preferred stock (including any other series of the preferred stock) ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of preferred stock will be entitled to no further participation in any distribution of our assets.

        If such payment shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other classes of stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

  Redemption

        A series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

        In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

        So long as any dividends on shares of any series of preferred stock or any other series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, the foregoing will not prevent the purchase or acquisition of such shares of preferred stock of such series or of shares of such other series of preferred stock in order to ensure that we continue to meet the requirements for qualification as a REIT for federal and state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for our stock) ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of preferred stock to be redeemed at the address shown on our stock transfer books. After the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest plus accumulated and unpaid dividends, if any.

  Conversion Rights

        The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of common stock or another series of preferred stock (or any other securities) will be set forth in the prospectus supplement relating thereto.

  Voting Rights

        Except as indicated below or in a prospectus supplement relating to a particular series of preferred stock, the holders of the preferred stock will not be entitled to vote for any purpose.

        So long as any shares of preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of two-thirds of the shares of each series of preferred stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

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  authorize, create or issue, or increase the authorized or issued amount of, any series of stock ranking prior to such series of preferred stock with respect to payment of dividends, or the distribution of assets on liquidation, dissolution or winding up or reclassifying any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  repeal, amend or otherwise change any of the provisions of our charter applicable to the preferred stock of such series in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of such series of preferred stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Transfer and Ownership Restrictions Relating to our Common Stock

        Our charter contains restrictions on the ownership and transfer of our voting stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.

        These charter provisions further prohibit:

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  any person from actually or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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  to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.

        In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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  the market price on the date we, or our designee, accepted the offer.

        We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

        In addition, if our board of directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

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  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board of directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board of directors fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

Business Combination Provisions

        Our charter requires that, except in some circumstances, "business combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A "business combination" is defined in our charter as:

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  any merger or consolidation with or into a Related Person;

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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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  any merger or consolidation of a Related Person with or into us;

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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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  the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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  any agreement, contract or other arrangement providing for any of the transactions described above.

        The term "Substantial Part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. The HCP board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "—Preferred Stock."

        The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.

Transfer and Ownership Restrictions Relating to our Preferred Stock

        Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain its status as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board of directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board of directors otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in "Transfer and Ownership Restrictions Relating to our Common Stock" above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "bank depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see "Where You Can Find More Information." We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the "TIA"). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and supplemental indenture and/or officer's certificate, if any, in their entirety before investing in our debt securities. See "Where You Can Find More Information."

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  whether the debt securities will be senior or subordinated;

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  whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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  any applicable subordination provisions for any subordinated debt securities;

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  the maturity date(s) or method for determining the same;

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  the interest rate(s) or the method for determining the same;

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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  redemption or early repayment provisions, including at our option or at the option of the holders;

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  authorized denominations;

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  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  any covenants applicable to the particular debt securities being issued;

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  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  any restriction or conditions on the transferability of the debt securities;

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  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS

        The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

        Our bylaws provide that our board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

        Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Description of Capital Stock—Business Combination Provisions."

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.

Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

        If we made an election to be subject to such statutory provisions and our board of directors were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board of directors and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Amendment to the Bylaws

        Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Dissolution of HCP, Inc.

        Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions), the advance notice provisions of our bylaws and the provisions of our bylaws relating to stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board of directors, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

 SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. For purposes of this summary under the heading "Material United States Federal Income Tax Considerations," references to "HCP," "we," "our," and "us" mean only HCP, Inc., and not its subsidiaries, except as otherwise indicated.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT or concerning the treatment of the securities offered by this prospectus, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. Supplemental United States federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our securities in light of their personal investment or tax circumstances, or to holders who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  brokers or dealers in securities or commodities;

  •
  traders in securities;

  •
  expatriates and certain former citizens or long-term residents of the United States;

  •
  tax-exempt organizations;

  •
  persons who are subject to the alternative minimum tax;

  •
  persons who hold the securities offered by this prospectus as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

  •
  persons deemed to sell the securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;

  •
  United States persons that have a functional currency other than the United States dollar;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

  •
  persons that are S corporations, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of the securities offered by this prospectus or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the United States federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of the Company

General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT.

        Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, all of the results of which have not been and will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

  •
  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (as we expect occurred as a result of the merger with CNL Retirement Corp. ("CRC") in 2006, the acquisition of Slough Estates USA, Inc. ("SEUSA") in 2007, and the acquisition of HCR PropCo. with respect to the acquisition of certain real property from HCR in 2011), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

  •
  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal corporate income tax.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3)   that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

          (4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer and Ownership Restrictions Relating to our Common Stock," "Description of Capital Stock—Business Combination Provisions" and "Description of Capital Stock—Transfer and Ownership Restrictions Relating to our Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See "Failure to Qualify." If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies

        We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the United States federal income taxation of partnerships and their partners is included below in "—Tax Aspects of the Partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries

        We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the United States federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

Ownership of Interests in Subsidiary REITs

        We own interests in other corporations that have elected to be taxed as a REIT. Provided that each of these REITs qualifies as a REIT, our interest in each of these REITs will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of these REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of these REITs were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to United States federal income tax. In addition, a failure of any of these REITs to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) some types of temporary investments; and

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  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or on or after January 1, 2009, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. Our taxable REIT subsidiaries will be subject to United States federal income tax on their income from the operation of these properties.

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term

"hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We have made an investment in a property located in Mexico. This investment could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, though the Internal Revenue Service had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, we anticipate that any foreign currency gain we recognized relating to rents we receive from our property located in Mexico was qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008, to the extent attributable to specific items of qualifying income or gain, or specific qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        The Department of Treasury has the authority to determine whether any item of income or gain recognized after July 30, 2008, which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Like-Kind Exchanges

        We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for United States federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, commencing with our taxable years beginning on or after January 1, 2009, not more than 25% (20% for taxable years beginning on or after January 1, 2001 and ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        We currently own some or all of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries did not exceed 20% of the aggregate value of our gross assets in any taxable year beginning on or after January 1, 2001 and ending on or before December 31, 2008, and we believe that since that time, the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, certain loans that do not constitute real estate assets and which must qualify under the "straight debt safe harbor" in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all of these loans have qualified under this safe harbor.

        In addition, from time to time, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the "Revenue Procedure") provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the Internal Revenue Service as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above).

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as CRC), within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General

        We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for United States federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed as a partnership or disregarded entity for United States federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for United States federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for United States federal income tax purposes unless it elects otherwise. With the exception of certain limited liability companies that have elected to be treated as corporations and have also elected with us to be treated as taxable REIT subsidiaries of ours, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes and the remainder of the discussion under this section "—Tax Aspects of the Partnerships" is applicable only to such partnerships and limited liability companies.

Allocations of Income, Gain, Loss and Deduction

        A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for United States federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Liabilities and Attributes Inherited from Other Entities

        From time to time, we have and may continue to acquire entities organized as C corporations and REITs. Depending on how such acquisitions are structured, we may inherit tax liabilities and other tax attributes from the acquired entities.

Acquisitions of C Corporations in Carry-Over Basis Transactions

        We have and may continue to acquire C corporations in transactions in which the basis of the corporations' assets in our hands is determined by reference to the basis of the asset in the hands of the acquired corporations (a "Carry-Over Basis Transaction"). Our merger with CRC in 2006 was structured as a merger that qualified as a reorganization under the Internal Revenue Code and, thus, was a Carry-Over Basis Transaction. In addition, we acquired the stock of SEUSA in 2007 and HCR PropCo. with respect to the acquisition of certain real property from HCR in 2011 in Carry-Over Basis Transactions.

        In the case of assets we acquire from a C corporation in a Carry-Over Basis Transaction, if we dispose of any such asset in a taxable transaction during the ten-year period beginning on the date of the Carry-Over Basis Transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date of the Carry-Over Basis Transaction. The foregoing result with respect to the recognition of gain assumes that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date the acquisition occurred. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

        Our tax basis in the assets we acquire in a Carry-Over Basis Transaction may be lower than the assets' fair market values. This lower tax basis could cause us to have lower depreciation deductions and more gain on a subsequent sale of the assets than would be the case if we had directly purchased the assets in a taxable transaction.

        In addition, in a Carry-Over Basis Transaction, we may succeed to the tax liabilities and earnings and profits of the acquired C corporation. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which transaction occurs. Any adjustments to the acquired corporation's income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation's tax returns by the Internal Revenue Service, could affect the calculation of the corporation's earnings and profits. If the Internal Revenue Service were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the Carry-Over Basis Transaction occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service. We believe that we have satisfied the distribution requirements described above in connection with the CRC merger, the acquisition of SEUSA, and the acquisition of HCR PropCo.

        At the closing of the CRC merger, we received an opinion of our counsel substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for United States federal income tax purposes the CRC merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This opinion represents the best legal judgment of our counsel and is not binding on the Internal Revenue Service or the courts. If, contrary to such opinion, the CRC merger did not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the CRC merger would have been treated as a sale of CRC's assets to us in a taxable transaction, and CRC would have recognized taxable gain. In such a case, as CRC's successor-in-interest, we would be required to pay the tax on any such gain.

Acquisition of CRP

        In October 2006, we acquired CNL Retirement Properties, Inc. ("CRP") pursuant to a taxable merger. In connection with the CRP merger, CRP's REIT counsel rendered an opinion to us, dated as of the closing date of the merger, substantially to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, CRP qualified as a REIT under the Internal Revenue Code for the taxable years ending December 31, 1999 through the closing date of the merger. The opinion of counsel delivered in connection with the CRP merger represents the best legal judgment of CRP's counsel and is not binding on the Internal Revenue Service or the courts. If, however, contrary to the opinion of CRP's REIT counsel, CRP failed to qualify as a REIT for any of its taxable years, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Because the CRP merger was treated for United States federal income tax purposes as if CRP sold all of its assets in a taxable transaction, if CRP did not qualify as a REIT for the taxable year of the merger, it would be subject to tax on the excess of the fair market value of its assets over their adjusted tax basis. As a successor in interest to CRP, we would be required to pay this tax.

Taxation of Holders of Our Stock

        The following summary describes certain of the United States federal income tax consequences of owning and disposing of our stock.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section or the section entitled "Tax-Exempt Stockholders" applies to you. Otherwise, the section entitled "non-U.S. Stockholders," applies to you.

        Definition of U.S. Holder

        A "U.S. holder" is a beneficial holder of our capital stock or debt securities who is:

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  an individual citizen or resident of the United States;

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  a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        A "non-U.S. holder" is a beneficial holder of shares of our common stock who is not a U.S. holder.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain stock dividends, including dividends partially paid in our common stock and partially paid in cash that comply with recent Internal Revenue Service guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See "Taxation of the Company—Annual Distribution Requirements" above.

Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential rates applicable to capital gains. See "Tax Rates" below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock

        If a U.S. holder sells or disposes of shares of our stock to a person other than us, it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Our Stock

        A redemption of shares of our stock will be treated under the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. holder;

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  results in a "complete termination" of the U.S. holder's stock interest in the Company; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder;

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  all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

        If a redemption of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder's adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Stock."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is currently 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate); (2)"qualified dividend income" is currently 15%; and (3) ordinary income is currently 35%, which rate is scheduled to increase to 39.6%, as of January 1, 2013. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate generally will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our stock generally should not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally

        Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our stock, but rather will reduce the non-U.S. holder's adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

          (1)   the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

          (2)   the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury Regulations) of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Stock

        Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. Our stock will not constitute a United States real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

          (1)   our stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

          (2)   such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our stock were subject to United States taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Taxation of Holders of Our Debt Securities

        The following summary describes certain of the principal United States federal income tax consequences of owning and disposing of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as "OID." OID with respect to a debt security is the excess, if any, of the debt security's "stated redemption price at maturity" over its "issue price." The "stated redemption price at maturity" is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of "qualified stated interest." Interest on debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The "issue price" of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

Taxable U.S. Holders of Our Debt Securities

Stated Interest

        U.S. holders generally must include interest on the debt securities in their United States federal taxable income as ordinary income:

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  when it accrues, if the U.S. holder uses the accrual method of accounting for United States federal income tax purposes; or

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  when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for United States federal income tax purposes.

        If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder's method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities

        Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

        Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

        Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income. Currently, the maximum federal income tax rate on long-term capital gain on capital assets held by an individual generally is 15%. The United States federal income tax laws relating to this 15% tax rate are scheduled to "sunset" or revert to provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders of Our Debt Securities

        This section applies to you if you are a non-U.S. holder of the debt securities. The term "non-U.S. holder" means a beneficial owner of a debt security that is not a U.S. holder, as defined above.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

        Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, and the non-U.S. holder:

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  does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

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  is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Internal Revenue Code;

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  is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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  provides the appropriate certification as to the non-U.S. holder's status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder's behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation's conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed Internal Revenue Service Form W-8BEN before the payment of interest and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities

        Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

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  the non-U.S. holder's investment in the debt securities is effectively connected with the conduct of a United States trade or business; or

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  the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

        For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation's conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Other Tax Considerations

State, Local and Foreign Taxes

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and holders of our securities may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the United States federal income tax consequences discussed above. In addition, a holder's state and local tax treatment may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

        Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

Foreign Account Tax Compliance Act

        Recently enacted legislation will require, after December 31, 2013, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2014, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers;

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

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  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, the description of material federal income tax consequences contained in this prospectus under the heading "Material United States Federal Income Tax Considerations" is based upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of HCP, Inc. as of December 31, 2011 and 2010 and for the years then ended appearing in HCP, Inc.'s Current Report on Form 8-K dated July 24, 2012, and the effectiveness of HCP, Inc.'s internal control over financial reporting appearing in the Annual Report on Form 10-K of HCP, Inc. for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedules of HCP, Inc. for the year ended December 31, 2009 appearing in HCP, Inc.'s Annual Report for the year ended December 31, 2011, as amended by the Current Report on Form 8-K dated July 24, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of HCR Properties, LLC as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, which are incorporated herein by reference to HCP, Inc.'s Current Report on Form 8-K, filed on July 24, 2012, have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

7,500,000 Shares

HCP, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

July 24, 2012